                                                                    EXHIBIT 4.14

                                EIGHTH AMENDMENT
             TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT


         THIS EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT (this "AMENDMENT") is entered into as of August 12, 2002, among QUANTA SERVICES, INC., a Delaware corporation ("BORROWER"), the Lenders (defined below), and BANK OF AMERICA, N.A., f/k/a NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "AGENT"). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).

                                    RECITALS

         A. The Borrower is party to that certain Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 (as amended by the First Amendment dated as of September 21, 1999, the Second Amendment dated as of March 21, 2000, the Third Amendment and Consent dated as of June 15, 2000, the Fourth Amendment dated as of October 27, 2000, the Fifth Amendment dated as of November 9, 2000, the Sixth Amendment dated as of October 17, 2001, the Seventh Amendment dated as of February 12, 2002, and as it may be further amended, restated or supplemented from time to time, the "CREDIT AGREEMENT"), among the Borrower, Agent, and the lenders from time to time party to the Credit Agreement (each a "LENDER" and collectively, the "LENDERS").

         B. The Borrower, the Agent, and the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions set out in this Amendment.

         NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

         1. Amendment to Section 1.1 (Definitions). SECTION 1.1 of the Credit Agreement is hereby amended (a) to delete the defined terms "MANAGEMENT FEE" and "MANAGEMENT FEE TERMINATION PAYMENT", (b) to amend and restate the defined terms "ACQUISITION", "APPLICABLE MARGIN", "COMMITMENT AMOUNT", "EBIT", "EBITDA", "MINIMUM INTEREST COVERAGE RATIO", "NON-CASH Charges", and "UTILICORP", and (c) to add the following new defined terms "CONSOLIDATED NET ACCOUNTS", "CONSOLIDATED NET Assets", "CONSOLIDATED NET PP&E", "MINIMUM ASSET COVERAGE RATIO" and "PERMITTED CHARGES", in each case in their appropriate alphabetical order:

                  ""ACQUISITION" means, a direct or indirect purchase by the Borrower or any of its Subsidiaries for cash, stock, or other securities or property, whether in one or more related transactions, of all or substantially all of the assets or 50% or more THAN 50% of voting securities or other equity interests of a Person or a business unit, division or group of a Person.

                  "APPLICABLE MARGIN" means, for Base Rate Loans or LIBOR Loans, as applicable, for any day at such times as the relevant Funded Debt to EBITDA Ratio is in one of the following ranges, the percentage per annum set forth opposite such Funded Debt to EBITDA Ratio for such Loans for each tier of the following pricing grid:

                                              Funded Debt to
                     Tier                      EBITDA Ratio                    LIBOR Loans     Base Rate Loans
                     ----                      ------------                    -----------     ---------------
                      I.        Greater than or equal to 3.5 to 1.0               3.50%             2.00%

                     II.        Greater than or equal to 3.0 to 1.0 but           3.00%             1.50%
                                less than 3.5 to 1.0

                    III.        Greater than or equal to 2.5 to 1.0 but           2.50%             1.00%
                                less than 3.0 to 1.0

                     IV.        Greater than or equal to 2.0 to 1.0 but           2.00%             0.50%
                                less than 2.5 to 1.0

                      V.        Less than 2.0 to 1.0                              1.50%             0.00%

                  For the period from August 12, 2002, through the earlier of
                  (a) the date the Compliance Certificate and financial statements required by SECTION 6.6(a)(ii) and SECTION 6.6(b), for the fiscal quarter ended September 30, 2002, are required to be provided to the Agent, and (b) the date such Compliance Certificate and financial statements are provided to the Agent, the Applicable Margin for LIBOR Loans and for Base Rate Loans determined as of such quarter shall be equal to the respective Applicable Margins in tier I on the above pricing grid. Thereafter, the Applicable Margin shall be set according to the tiers on the above pricing grid as determined by the Agent based on the applicable Compliance Certificate and financial statements required by SECTION 6.6(a) and SECTION 6.6(b), and any change in the Applicable Margin shall be effective as of the earlier of (a) the date such Compliance Certificate and financial statements are required to be provided to the Agent, and (b) the date such Compliance Certificate and financial statements are provided to the Agent. If Borrower fails to timely provide to the Agent the Compliance Certificate and the financial statements, then from the period beginning the first day after the date such Compliance Certificate and financial statements are required to be provided to the Agent and ending on the date such items are actually provided to the Agent, the respective Applicable Margins for LIBOR Loans and for Base Rate Loans shall be the Applicable Margins in tier I on the above pricing grid."

                  ""COMMITMENT AMOUNT" means, an amount equal to (a) from the Effective Date through August 11, 2002, $350,000,000, (b) from August 12, through March 31, 2003, $275,000,000, (c) from
                  April 1, 2003 through December 31, 2003, $250,000,000, and (d)
                  from January 1, 2004 through the Commitment Termination Date, $225,000,000, in each case as such amount may be reduced from time to time pursuant to the terms of this Agreement."

                  ""CONSOLIDATED NET ACCOUNTS" means, as of any date of determination, accounts receivable set out in the consolidated balance sheet of the Borrower and its Subsidiaries as accounts receivable, net of allowances, and in each case, as determined in accordance with GAAP."

                  ""CONSOLIDATED NET ASSETS" means, as of any date of determination, the sum of (a) Consolidated Net Accounts, plus
                  (b) Consolidated Net PP&E."

                  ""CONSOLIDATED NET PP&E" means, as of any date of determination, the difference of (a) total property, plant and equipment of the Borrower and its Subsidiaries set out in the consolidated balance sheet of the Borrower and its Subsidiaries, minus (b) accumulated depreciation expense attributed to such items, set out in the consolidated balance sheet of the Borrower and its Subsidiaries as "property and equipment, net", and in each case, as determined in accordance with GAAP."

                  ""EBIT" means, for any period, on a trailing four fiscal quarter basis, the sum of Consolidated Net Income plus, without duplication, each of the following to the


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

                  extent actually deducted in determining Consolidated Net
                  Income: (a) Consolidated Interest Expense; (b) provisions for taxes based on income or revenues; (c) provisions made in accordance with SFAS 142, which taken together with all other charges previously taken in connection with SFAS 142, do not, in the aggregate, exceed $800,000,000; (d) to the extent applicable, Permitted Charges; and (e) non-cash charges related to the Borrower's stock option program or stock compensation plan as required to be taken pursuant to GAAP, in each case calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP."

                  ""EBITDA" means, for any period, on a trailing four fiscal quarter basis (using the historical financial results of any business acquired in an Acquisition through the Effective Date, to the extent applicable, all on a pro forma basis, consistent with SEC regulations), the sum of Consolidated Net Income plus, without duplication, each of the following to the extent actually deducted in determining Consolidated Net
                  Income: (a) Consolidated Interest Expense; (b) provisions for taxes based on income or revenues; (c) the amount of all depreciation and amortization expense deducted in determining Consolidated Net Income; (d) charges taken in accordance with SFAS 142, which when taken together with all other charges previously taken in connection with SFAS 142, do not, in the aggregate, exceed $800,000,000; (e) without duplication, Permitted Charges; and (f) without duplication, Non-Cash Charges, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition after the Effective Date, EBITDA may be calculated, subject to the immediately following sentence, using a calculation which (y) includes the historical financial results of the acquired business on a pro forma trailing four fiscal quarter basis (consistent with SEC regulations), and (z) assumes that the consummation of such Acquisition (and the incurrence, refinancing, or assumption of any Indebtedness in connection with such Acquisition) occurred on the first day of the trailing four fiscal quarter period. The foregoing adjustment to EBITDA to take into account an Acquisition may only be made if the balance sheet and statements of income, retained earnings, and cash flows of the acquired Person (or the Person from whom the assets, securities or other equity interests were acquired), are in compliance with SEC regulations and requirements regarding the preparation and presentation of historical financial information and pro forma financial information."

                  ""MINIMUM ASSET COVERAGE RATIO" means, when determined, the ratio of (a) Consolidated Net Assets, to (b) Senior Debt."

                  ""MINIMUM INTEREST COVERAGE RATIO" means, for any period, on a trailing four fiscal quarter basis, the ratio of (a) EBIT, to
                  (b) the sum of Consolidated Interest Expense (excluding any Make-Whole Amount (as defined in the Note Purchase Agreement) or Modified Make-Whole Amount (as defined in the Note Purchase Agreement), as applicable, paid in connection with asset sales which result in a mandatory prepayment on the Senior Notes)), plus the amount of any dividend or distribution recognized in respect of the Preferred Stock during such period."

                  ""NON-CASH CHARGES" means, for any period, the amount of non-cash charges determined in accordance with GAAP; provided that, if any cash outlay is made during such period in respect of such non-cash charge, only the amount of such non-cash charge which exceeds the amount of the cash outlay may be added back to Consolidated Net Income for purposes of calculating EBITDA."

                  ""PERMITTED CHARGES" means, for any period, on a trailing four fiscal quarter basis, expenses, write-offs or losses, which in each case have been (a) paid, incurred or realized on or before June 30, 2003, (b) disclosed to the Agent in such detail as the Agent deems acceptable, and (c) determined in accordance with GAAP, and which relate to:

                           (a) employee terminations, equipment sales, operating
                  lease termination expenses, and real estate lease terminations (including related clean-up and moving charges) which, in the aggregate do not exceed $29,000,000, provided that, cash payments in connection with the items under this clause (a), may not, in the aggregate, exceed $20,000,000,

                           (b) accounts receivable, notes receivable, retainage,
                  costs and earnings in excess of billing, and other amounts which (i) are either (A) set out in the consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended June 30, 2002 as net of allowances or (B) disclosed in writing to the Agent on August 12, 2002 or (ii) relate to the contractual obligations of Borrower or its Subsidiaries existing on June 30, 2002 as disclosed in writing to the Agent on August 12, 2002, and which have been charged off as doubtful for collection, provided that, all such amounts under clauses (i) and (ii) may not, in the aggregate, exceed $62,000,000(as adjusted for future recoveries),

                           (c) the proxy contest with Utilicorp, and which do
                  not, in the aggregate, exceed $13,000,000, and

                           (d) (i) advisory, legal, and bank fees and expenses
                  in connection with the negotiation, execution and delivery of the Eighth Amendment to this Agreement (including any related amendment to the Senior Notes in connection therewith) and related third party due diligence conducted on behalf of the Agent in connection therewith, and which do not, in the aggregate, exceed $3,500,000, and (ii) non-cash expenses related to prior financing transaction costs which have been capitalized and are required to be expensed in accordance with GAAP."

                  ""UTILICORP" means Aquila, Inc., a Delaware corporation (f/k/a UtiliCorp United Inc.)."

         2. Amendments to Section 2.10 (Mandatory Prepayments of Loans). SECTION
2.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 2.10:

                  "Section 2.10  Mandatory Prepayment of Loans.

                  (a) If the aggregate principal amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a prepayment of the Loans and, if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of SECTION 7.4.

                  (b) If, on or after August 12, 2002, the Borrower or any of the Subsidiaries issues any additional Senior Notes under the Note Purchase Agreement, then the

                  Borrower shall promptly, without notice or demand, pay all proceeds from such issuance (net of usual and customary transaction costs and expenses actually incurred in connection with such issuance) to the Agent for the ratable benefit of the Lenders as a prepayment of the Loans and if all Loans have been paid, as a pre-funding of Letters of Credit pursuant to the provisions of SECTION 7.4, and upon such issuance, the Commitment Amount shall be automatically and permanently reduced by an amount equal to the amount of the net proceeds from such issuance.

                  (c) If, on or after August 12, 2002, the Borrower or any of its Subsidiaries issues any Funded Debt, which, in the aggregate, exceeds $15,000,000, other than the Indebtedness referenced in SUBSECTION (b) above, then the Borrower shall promptly, without notice or demand, pay all proceeds from such issuance (net of usual and customary transaction costs and expenses actually incurred in connection with such issuance) to the Agent for the ratable benefit of the Lenders and the holders of the Senior Notes (based on the proportion of the Commitment Amount under this Agreement and the proportion of the outstanding principal amount of the Senior Notes to the sum of both) as a prepayment respectively of (i) the Loans, and if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of SECTION 7.4, and upon such issuance, the Committed Amount shall be automatically and permanently reduced by an amount equal to the amount of the proceeds of such issuance required to be paid to the Agent under this SECTION 2.10(c)(i), and (ii) the Senior Notes.

                  (d) If, on or after August 12, 2002, the Borrower receives proceeds from the collection of accounts receivable to the extent such proceeds represent a portion of accounts receivable which had been written off by the Borrower as doubtful for collection, then the Borrower shall promptly, without notice or demand, pay the portion of such net proceeds which had been written off to the Agent for the ratable benefit of the Lenders and the holders of the Senior Notes (based on the proportion of the Commitment Amount under this Agreement and the proportion of the outstanding principal amount of the Senior Notes to the sum of both) as a prepayment respectively of (i) the Loans, and if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of SECTION 7.4, and upon such issuance, the Committed Amount shall be automatically and permanently reduced by an amount equal to the amount of the proceeds of such collection required to be paid to the Agent under this
                  SECTION 2.10(d)(i), and (ii) the Senior Notes.

                  (e) If any asset disposition occurs under SECTIONS 6.16(d) and
                  (E), the Borrower shall comply with the prepayment provisions in such SECTIONS 6.16(d) and (e).

                  (f) Any mandatory prepayment of Loans pursuant to this Agreement shall not be limited by the notice provision for prepayments set forth in SECTION 2.9, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to SECTION 2.12."

         3. Amendment to Section 3.1 (Fees). SECTION 3.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following
SECTION 3.1(a):

                           "(a) Commitment Fee. For the period from August 12,
                  2002, to and including the Commitment Termination Date the Borrower shall pay to the Agent for the ratable account of the Lenders, a Commitment Fee (computed on a basis of a 365/366-day year and actual days elapsed) on an amount equal to the average daily difference between (i) the sum of the Commitment Amount and (ii) the outstanding Revolving Loans and L/C Obligations, such Commitment Fee to be calculated, for any day, at such times as the relevant Funded Debt to EBITDA Ratio is in one of the following tiers, based upon the Commitment Fee Percentage per annum set forth opposite the corresponding Funded Debt to EBITDA Ratio in same tier set forth below, times such amount:

                                                                                          Commitment Fee
                       Tier                   Funded Debt to EBITDA Ratio                   Percentage
                       ----                   ---------------------------                 --------------
                         I.        Greater than or equal to 3.5 to 1.0                        0.500%

                        II.        Greater than or equal to 3.0 to 1.0 but less than          0.500%
                                   3.5 to 1.0

                       III.        Greater than or equal to 2.5 to 1.0 but less than          0.500%
                                   3.0 to 1.0

                        IV.        Greater than or equal to 2.0 to 1.0 but less than          0.375%
                                   2.5 to 1.0

                         V.        Less than 2.0 to 1.0                                       0.375%

                  For the period from August 12, 2002, through the date the Compliance Certificate and financial statements required by
                  SECTION 6.6(a)(ii) and SECTION 6.6(b), for the fiscal quarter ended September 30, 2002, are required to be provided to the Agent, the applicable Commitment Fee Percentage determined as of such quarter shall be equal to the percentage in tier I, and thereafter, the Commitment Fee Percentage shall be set by the Agent at the same time and in the same manner as the Applicable Margin is set. Such Commitment Fees shall be payable in arrears commencing on September 30, 2002, and on the last Business Day of each calendar quarter thereafter and on the Maturity Date unless the Commitments are terminated in whole on an earlier date, in which event the Commitment Fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination. If Borrower fails to timely provide to the Agent the Compliance Certificate and the financial statements, then from the period beginning the first day after the date such Compliance Certificate and financial statements are required to be provided to the Agent and ending on the date such items are actually provided to the Agent, the Commitment Fee shall be the Commitment Fee in tier I on the above pricing grid."

         4. Amendment to Section 5.19 (Year 2000 Compliance). SECTION 5.19 of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 5.19:

                  "Section 5.19 [Intentionally Omitted]."

         5. Amendment to Section 6.6(a) (Financial Reports and Other Information). SECTION 6.6(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 6.6(a):

                           "(a) The Borrower and its Subsidiaries will maintain
                  a system of accounting in such manner as will enable preparation of financial statements in accordance with

                  GAAP and will furnish to the Agent and its authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries, including, without limitation, any corporate documents and records, within such time period, as the Agent or any Lender may reasonably request; and, without any request, will furnish to the Agent:

                                    (i) within forty-five (45) days after the
                           end of each month of each fiscal year of the Borrower, (A) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income for such month and for the portion of the fiscal year ended with the last day of such month, in form and detail acceptable to the Agent, provided that, the Borrower is not required to furnish financial statements under this clause (i) for the months required under clauses (ii) and (iii) below, and (B) (i) an accounts receivable aging summary, and (ii) a status report on (y) the items described in clause (b)(ii) of the definition of "Permitted Charges", and (z) the 20 largest accounts receivable of the Borrower, all of which under this clause (B) shall be in form and detail reasonably acceptable to the Agent;

                                    (ii) within forty-five (45) days after the
                           end of each fiscal quarter of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, and a summary of asset dispositions during such period and in the aggregate to date under SECTION 6.16(c), (d) and (e), all of which under this clause (ii) shall be in form and detail satisfactory to the Agent and in the case of consolidated statements, in the form filed with the SEC and within five (5) days thereafter, a certificate of an officer of the Borrower acceptable to the Agent that such financial reports fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC; and

                                    (iii) within one hundred twenty (120) days
                           after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statements of retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year and certified by an officer of the Borrower acceptable to the Agent to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows, and in the case of the consolidated statements, audited by an independent nationally-recognized accounting firm acceptable to the Agent."

         6. Amendment to Section 6.6(b)(Financial Reports and Other Information). SECTION 6.6(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 6.6(b):

                           "(b) (i) Each financial statement furnished to the
                  Agent pursuant to SECTION 6.6(a)(i) shall be accompanied by a Compliance Certificate substantially in the form of EXHIBIT 6.6 showing the Borrower's compliance with the Minimum Asset Coverage Ratio.

                                    (ii) Each financial statement furnished to
                           the Agent pursuant to SECTION 6.6(a)(ii) and (iii) shall be accompanied by (i) a written certificate signed by an officer of the Borrower acceptable to the Agent to the effect that (x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and (ii) a Compliance Certificate substantially in the form of
                           EXHIBIT 6.6 showing the Borrower's compliance with the financial covenants set out herein."

         7. Amendments to Section 6.11 (Restrictions on Fundamental Changes).
SECTION 6.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 6.11:

                  "Restrictions on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock (other than as permitted under SECTION 6.16), except the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower or the Borrower, in each case so long as (a) if the transaction is with the Borrower, the Borrower shall be the surviving entity to any such merger or consolidation, or (b) if the transaction is not with the Borrower, a domestic Subsidiary shall be the surviving entity to any such merger or consolidation. Except as otherwise permitted in this SECTION 6.11, the Borrower shall not sell or dispose of any capital stock of or its ownership interest in any of the Guarantors or any other Subsidiaries which it may form. Borrower shall give the Agent the notice required under SECTION 6.9."

         8. Amendments to Section 6.15 (Loans, Advances and Investments).
SECTION 6.15 of the Credit Agreement is hereby amended by deleting SUBSECTIONS
(f), (g), (h) and (k) in their entirety and replacing them with SUBSECTIONS (f),
(g), (h), and (k) respectively, as follows:

                  "        (f) to the extent permitted by, and in compliance
                  with, applicable law, loans to employees of the Borrower or any of its Subsidiaries, provided that all such loans shall not exceed $2,000,000 at any one time;

                           (g) Investments made in Persons other than Borrower
                  or its Subsidiaries, provided that, such Investment made after June 30, 2002 may not, in the aggregate, exceed $2,000,000;

                           (h) [intentionally omitted];

            . . .

                           (k) [intentionally omitted];"

         9. Amendment to Section 6.16 (Transfer of Assets). SECTION 6.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 6.16:

                  "Section 6.16 Transfer of Assets. The Borrower and its Subsidiaries shall not permit any sale, transfer, conveyance, assignment or other disposition of any asset of the Borrower or any of its Subsidiaries except:

                           (a) transfers of inventory in the ordinary course of
                  business;

                           (b) the retirement or replacement of assets (with
                  assets of equal or greater value) in the ordinary course of business;

                           (c) transfers of any assets among (i) the Borrower
                  and its non-domestic Subsidiaries not to exceed, in the aggregate, $5,000,000, or (ii) the Borrower and any of its domestic Subsidiaries;

                           (d) sales, transfers or conveyances of accounts
                  receivable for fair and adequate consideration and for cash, and all proceeds from the sale, transfer or conveyance of such assets shall be paid to the Agent, for the ratable benefit of the Lenders and the holders of the Senior Notes (based on the proportion of the Commitment Amount under this Agreement and the proportion of the outstanding principal amount of the Senior Notes to the sum of both) as a prepayment respectively of (i) the Loans, and if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of
                  SECTION 7.4, and upon such disposition, the Commitment Amount shall be automatically and permanently reduced by an amount equal to the amount of such proceeds required to be paid to the Agent pursuant to this SECTION 6.16(d)(i), and (ii) the Senior Notes; and

                           (e) to the extent not included in clauses (a) through
                  (d) above, dispositions of ASSETS, for fair and adequate consideration and for cash, provided that, dispositions under this SUBSECTION (e) may not, in the aggregate, exceed $50,000,000 in book value during the term of this Agreement, and all proceeds from the disposition of such assets (net of usual and customary transaction costs and expenses actually incurred in connection with such disposition) shall be paid to the Agent, for the ratable benefit of the Lenders and the holders of the Senior Notes (based on the proportion of the Commitment Amount under this Agreement and the proportion of the outstanding principal amount of the Senior Notes to the sum of both) as a prepayment respectively of (i) the Loans, and if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of SECTION 7.4, and upon such disposition, the Commitment Amount shall be automatically and permanently reduced by an amount equal to the amount of such proceeds required to be paid to the Agent pursuant to this SECTION 6.16(e)(i), and (ii) the Senior Notes. Amounts required to the paid to the Lenders and the holders of the Senior Notes under this SECTION 6.16(e) shall be made on the date the Compliance Certificate and financial statements are required to be delivered under SECTION 6.6(b), provided that, in the event asset sales during a month under this SECTION 6.16(e) exceed $1,000,000 in book value in the aggregate, amounts required to be paid to the Lenders and the holders of the Senior Notes pursuant to this
                  SECTION 6.16(e) as a result of all such assets sales which have occurred during such month shall be made within 15 days after the end of such month."

         10. Amendments to Section 6.19 (Capital Expenditures). SECTION 6.19 of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 6.19:

                  "Section 6.19 Capital Expenditures.

                           (a) Neither the Borrower nor any of its Subsidiaries
                  shall make or commit to make Capital Expenditures greater than
                  (i) for fiscal year 2002, $60,000,000, and (ii) for fiscal year 2003 and each fiscal year thereafter, $50,000,000. No portion of any annual limit may be carried forward to a subsequent fiscal year.

                           (b) In addition to the annual limits under SECTION
                  6.19(a), if the Borrower executes an eligible contract, then the Borrower may make Capital Expenditures in respect of such contract in an amount equal to the lesser of (i) the actual amount required by such contract, and (ii) $15,000,000, provided that, (A) in respect of each such contract, Capital Expenditures not made within 12 months after the date of such contract shall be applied against the annual limits under
                  SECTION 6.19(a), and (B) the amount of Capital Expenditures under this SECTION 6.19(b) for all such contracts may not, in the aggregate, exceed $15,000,000 in any fiscal year. Upon execution of each eligible contract, the Borrower shall promptly deliver a copy of such contract to the Administrative Agent, together with a summary of the Capital Expenditures required by such contract in form and detail acceptable to the Administrative Agent. As used in this SECTION 6.19(b), "ELIGIBLE CONTRACT" means, a utility outsourcing contract with revenues to the Borrower of at least $75,000,000 during any 12 consecutive month period prior to 18 months after execution of such contract."

         11. Amendment to Section 6.20 (Minimum Consolidated Net Worth). SECTION
6.20 of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 6.20:

                  "Section 6.20 Minimum Consolidated Net Worth. The Borrower will maintain a minimum Consolidated Net Worth of not less than an amount equal to the sum of (a) 90% of Consolidated Net Worth as of June 30, 2002 (determined without giving effect to any adjustments made in accordance with SFAS 142), plus (b) for each fiscal quarter ended prior to (but not on) such date of determination, commencing with the fiscal quarter ended September 30, 2002, the total of (i) an amount equal to 75% of Consolidated Net Income for such fiscal quarter, if positive, plus (ii) an amount equal to 100% of the amount of any equity issuance by the Borrower, including equity issued in a secondary offering or equity issued to acquire another entity in an Acquisition, minus (iii) any distributions to shareholders of any Subchapter S corporation acquired in an Acquisition as a result of operations of such corporation prior to the closing of the Acquisition, minus (iv) Permitted Charges referenced in clauses (a) and (b) of such definition which are applicable to such period, and minus (v) without duplication, charges taken in accordance with SFAS 142 in accordance with GAAP, which when taken together with all other charges previously taken in connection with SFAS 142, do not, in the aggregate, exceed $800,000,000. Increases in Consolidated

                  Net Worth required after June 30, 2002 shall be appropriately adjusted to eliminate any adverse effects on the Consolidated Net Worth of the Borrower occasioned by the expensing of Modified Make-Whole Amounts (as defined in the Note Purchase Agreement) paid pursuant to Section 4.4 of Amendment No. 1 to the Note Purchase Agreement. The calculation of Consolidated Net Worth under this SECTION 6.20 shall not take into consideration the non-cash charges related to the Borrower's stock option program or stock compensation plan as required to be taken pursuant to GAAP ."

         12. Amendments to Section 6.21 (Minimum Interest Coverage Ratio).
SECTION 6.21 of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 6.21:

                  "Section 6.21 Minimum Interest Coverage Ratio. The Borrower will maintain a Minimum Interest Coverage Ratio not less than the ratio set out below for the applicable period:

                  For the period ending June 30, 2002:        3.00 to 1.00

                  For the period ending September 30, 2002:   2.40 to 1.00

                  For the period ending  December 31, 2002:   2.00 to 1.00

                  For the period ending  March 31, 2003:      1.70 to 1.00

                  For the period ending  June 30, 2003:       1.90 to 1.00

                  For the period ending  September 30, 2003:  2.10 to 1.00

                  For the period ending December 31, 2003
                  and thereafter:                             2.30 to 1.00"

         13. Amendments to Section 6.22 (Funded Debt to EBITDA Ratio). SECTION
6.22 of the Credit Agreement is hereby deleted in its entirety and replaced with following SECTION 6.22:

                  "Section 6.22 Funded Debt to EBITDA Ratio. The Borrower will maintain a maximum Funded Debt to EBITDA Ratio not greater than the ratio set out below for the applicable period:

                  For the period ending June 30, 2002:        3.50 to 1.00

                  For the period ending September 30, 2002:   4.30 to 1.00

                  For the period ending  December 31, 2002:   4.40 to 1.00

                  For the period ending  March 31, 2003:      4.50 to 1.00

                  For the period ending  June 30, 2003:       4.10 to 1.00

                  For the period ending  September 30, 2003:  4.00 to 1.00

                  For the period ending December 31, 2003
                  and thereafter:                             3.50 to 1.00"

         14. Amendments to Section 6.23 (Senior Debt to EBITDA). SECTION 6.23 of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 6.23:

                  "Section 6.23 Senior Debt to EBITDA. The Borrower will maintain a maximum Senior Debt to EBITDA Ratio not greater than the ratio set out below for the applicable period:

                  For the period ending June 30, 2002:        3.00 to 1.00

                  For the period ending September 30, 2002:   3.10 to 1.00

                  For the period ending  December 31, 2002:   3.10 to 1.00

                  For the period ending  March 31, 2003:      3.10 to 1.00

                  For the period ending  June 30, 2003:       2.80 to 1.00

                  For the period ending  September 30, 2003:  2.75 to 1.00

                  For the period ending December 31, 2003
                  and thereafter:                             2.50 to 1.00"

         15. Amendment to Section 6 (Covenants). Existing SECTION 6.24 of the Credit Agreement is hereby re-numbered as SECTION 6.25 and existing SECTION 6.25 of the Credit Agreement is hereby re-numbered SECTION 6.24 and deleted in its entirety and replaced with the following SECTION 6.24:

                  "6.24. Minimum Asset Coverage. The Borrower will maintain a Minimum Asset Coverage Ratio not less than the ratio set out below for the applicable period:

                  Through December 31, 2002:                  1.55 to 1.00

                  Thereafter:                                 1.65 to 1.00"

         16. Amendment to Section 6 (Covenants). SECTION 6 of the Credit Agreement is hereby amended by adding a new SECTION 6.26 in its appropriate numerical order as follows:

                           "6.26. Maintenance of Most Favored Lender Status. The
                  Borrower hereby acknowledges and agrees that if, on or before June 30, 2004, the Borrower shall enter into any agreement or amendment with any lender or holder of its Funded Debt which provides for the benefit of any such lender or holder, any covenant that is in addition to, or more favorable to such Person than the covenants contained in this Agreement, then, and in each and any such event, the covenants in this Agreement shall be, and shall be deemed to be, without any further action on the part of the Borrower or any other Person being necessary or required, amended to afford the Lenders the same benefits and rights with respect to such matters as such agreements or amendments provide to any such other lender or holder. In addition, if the Borrower amends the Note Purchase Agreement or the Senior Notes to increase the Applicable Margin (as defined in the Note Purchase Agreement) paid to the holders of the Senior Notes, the Borrower will execute and deliver to the Lenders an amendment to this Agreement to provide the Lenders a corresponding increase in the Applicable Margin. The Borrower will promptly deliver to the Agent a copy of each such agreement or amendment entered into after the date hereof. Without limiting the effectiveness of the first sentence of this SECTION 6.26, the Borrower agrees, no later than thirty
                  (30) days following the date of such agreement or amendment, to enter into such documentation as the Majority Lenders may reasonably request to evidence the amendments provided for in this SECTION 6.26."

         17. Amendment to Section 7.1 (Events of Default). SECTION 7.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following SECTION 7.1(b):

                           "(b) default by the Borrower in the observance or
                  performance of any covenant set out in SECTIONS 6.6(e), 6.10(a), 6.11, 6.16, 6.21, 6.22, 6.23 6.24, 6.25, or 6.26."

         18. Amendment to Exhibit 6.6 (Form of Compliance Certificate). EXHIBIT
6.6 to the Credit Agreement is hereby deleted in its entirety and replaced with
EXHIBIT 6.6 attached to this Amendment.

         19. Amendments to Schedules. SCHEDULES 1.1, 2.2, and 5.1 to the Credit Agreement are hereby deleted in their entirety and replaced with SCHEDULES 1.1, 2.2, and 5.1 attached to this Amendment.

         20. Conditions. This Amendment shall not be effective until:

                           (a) it has been duly executed and delivered by
                  Borrower, each Guarantor, and at least the Majority Lenders,

                           (b) a related amendment to the Note Purchase
                  Agreement and other documents required in connection therewith have been executed and delivered in form and substance satisfactory to the Agent and the Majority Lenders,

                           (c) the Agent has received a certificate of the
                  Secretary (or Assistant Secretary) and the President (or a Vice President) of each of the Borrower and its Subsidiaries containing specimen signatures of the individuals authorized to execute on behalf of such Person this Amendment or any other documents provided for in this Amendment, together with
                  (i) copies of resolutions of the Board of Directors (or similar governing body) of such Person authorizing the execution and delivery of this Amendment and of all other documents to be executed by or actions to be taken by such Person in connection with the execution and delivery of this Amendment, and (ii) copies of such Person's organizational and governing documents, or a certification by the Borrower or Guarantor, as applicable, that no changes have been made to such documents since the date last delivered to the Agent,

                           (d) the Agent has received a written certificate
                  signed by an officer of the Borrower acceptable to the Agent as to (i) the absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to materially and adversely affect (A) the financial condition of the Borrower or its Subsidiaries, or (B) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Credit Documents, as amended by the Amendment, and (ii) the absence of a material breach of any representation, warranty or agreement of the Borrower set out in the Credit Documents,

                           (e) the completion of all due diligence with respect
                  to the Borrower and its Subsidiaries in scope and determination satisfactory to the Agent and the Majority Lenders,

                           (f) the Agent has received one or more legal opinions
                  in form and substance satisfactory to the Agent from the Borrower's General Counsel or from Vinson & Elkins L.L.P., the Borrower's special counsel, and

                           (g) the Agent has received such other documents, if
                  any, as the Agent may reasonably request.

         21. Post Closing Conditions. The following post closing conditions shall be satisfied by the periods set out below, and the covenants in this
SECTION 21 shall be deemed to constitute covenants set forth in the Credit Agreement, and failure to perform or observe any term in this SECTION 21 shall constitute an Event of Default.

                           (a) Diligence and Collateral Review. Within sixty
                  (60) days after the date of this Amendment, the Agent will cause, at the Borrower's sole cost and expense, a nationally recognized accounting firm acceptable to the Agent, Borrower and the holders of the Senior Notes to perform and complete due diligence, including without limitation, a collateral review and examination of the Borrower's and its Subsidiaries' accounts receivable, work-in-process and backlog and other matters in a manner which is satisfactory to the Agent and the Majority Lenders.

                           (b) Real Estate Collateral. Within sixty (60) days
                  after the date of this Amendment, the Borrower shall, and shall cause its Subsidiaries to execute and deliver mortgages or deeds of trust, as applicable and in form and substance satisfactory to the Agent (as collateral agent for the Lenders and the holders of the Senior Notes), granting to the Agent for the ratable benefit of the Lenders and the holders of the Senior Notes, a first priority Lien upon, and security interest in, the real property owned by the following
                  Subsidiaries:

                            (i)     Dillard Smith Construction Company,

                            (ii)    Golden State Utility Co.,

                            (iii)   H.L. Chapman Pipeline Construction, Inc.,

                            (iv)    Mears Group, Inc.,

                            (v)     North Houston Pole Line, L.P.,

                            (vi)    PAR Electrical Contractors, Inc.,

                            (vii)   Potelco, Inc.,

                            (viii)  R.A. Waffensmith & Company, Inc.,

                            (ix)    Sumter Utilities, Inc., and

                            (x)     Underground Construction Co., Inc.

                  Such foregoing property shall be subject to no other Liens other than Permitted Liens. In addition, the Borrower shall, at its sole cost and expense, deliver such surveys, mortgagee title policies, environmental assessment reports, evidence of insurance from an insurer acceptable to the Agent naming the Agent as "loss payee" and "additional insured", as the case may be, and other related documents reasonably requested by the Agent, in each case in form and substance satisfactory to the Agent.

                           (c) Lien Search. Upon execution of this Amendment, at
                  the Borrower's sole cost and expense, the Borrower shall order a uniform commercial code Lien search, and promptly upon its receipt it shall provide the Agent with the results of such Lien search and copies of filings indicated therein as requested by the Agent. Promptly upon receipt of such Lien search, the parties shall amend and restate SCHEDULE 5.12 and
                  SCHEDULE 6.13 to the Credit Agreement with a summary of such Lien search results reflecting only Permitted Liens.

         22. Fees and Expenses. The Borrower agrees to pay (a) to Agent for the benefit of each Lender that executes and delivers this Amendment on or before 12:00 noon Central Time, August 12, 2002, an amendment fee equal to .375% of such Lender's Commitment (after giving effect to this Amendment), and (b) the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation and execution of this Amendment.

         23. Representations and Warranties. The Borrower and the Guarantors represent and warrant to the Lenders that (a) they possess all requisite power and authority to execute, deliver and comply with the terms of this Amendment,
(b) this Amendment has been duly authorized and approved by all requisite corporate, partnership or limited liability company action, as applicable, by the Borrower and the Guarantors, (c) no consent of any Person is required for the execution and delivery of this Amendment by the Borrower and its Subsidiaries, (d) the execution and delivery of this Amendment by the Borrower and the Guarantors will not violate their respective organizational documents,
(e) the representations and warranties in each Credit Document to which they are a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) each is in full compliance with all covenants and agreements contained in each Credit Document to which it is a party, and (g) no Default or Event of Default exists as of the date of this Amendment.

         24. Scope of Amendment and Consent; Reaffirmation; Release. After this Amendment becomes effective, all references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Credit Documents are unchanged and continue in effect. If there is any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Credit Document, the terms of the Credit Agreement shall control and such other Credit Document shall be deemed to be amended hereby to conform to the terms of the Credit Agreement. The Borrower and the Guarantors hereby reaffirm their respective obligations under the Credit Documents and agree that all Credit Documents to which they are a party remain in full force and effect and continue to evidence their respective legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). The Borrower and the Guarantors hereby release the Agent and the Lenders from any liability for actions or failures to act in connection with the Credit Documents prior to the date of this Amendment. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

         25. Miscellaneous.

                           (a) No Waiver of Defaults. This Amendment does not
                  constitute a waiver of, or a consent to, (i) any present or future violation of or default under any provision of the Credit Documents, or (ii) the Lenders' right to insist upon future compliance with each term, covenant, condition and provision of the Credit Documents.

                           (b) Form. Each agreement, document, instrument or
                  other writing to be executed and delivered or otherwise furnished to the Agent as a condition to the effectiveness of this Amendment must be in form and substance satisfactory to the Agent and its counsel.

                           (c) Multiple Counterparts. This Amendment may be
                  executed in any number of counterparts with the same effect as if all signatories have signed the same document. All counterparts must be construed together to constitute one and the same instrument. Facsimile signatures shall be given the same effect as original signatures.

                           (d) Governing Law. This Amendment and the other
                  Credit Documents must be construed, and their performance enforced, under Texas law.

                           (e) Entirety. THE CREDIT DOCUMENTS, AS AMENDED BY
                  THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER, GUARANTORS, THE AGENT, AND THE LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

  [SIGNATURES AND GUARANTORS' CONSENT AND AGREEMENT APPEAR ON FOLLOWING PAGES.]

         EXECUTED as of the date first written above.

                                      QUANTA SERVICES, INC.


                                      By:  /s/ NICK GRINDSTAFF
                                          --------------------------------------
                                               Nick Grindstaff
                                               Treasurer


                                      BANK OF AMERICA, N.A.,
                                      as Administrative Agent


                                      By:  /s/ SUZANNE M. PAUL
                                          --------------------------------------
                                               Suzanne M. Paul, Vice President


                                      BANK OF AMERICA, N.A.,
                                      as a Lender


                                      By:  /s/ GARY L. MINGLE
                                          --------------------------------------
                                               Gary L. Mingle
                                               Senior Vice President


                                      BANK ONE, NA,
                                      as a Documentation Agent and as a Lender


                                      By: /s/ DENNIS WARREN
                                          --------------------------------------
                                      Name:   Dennis Warren
                                            ------------------------------------
                                      Title:  First Vice President
                                             -----------------------------------


                                      FLEET NATIONAL BANK
                                      (f/k/a Bank Boston, N.A.), as a
                                      Documentation Agent and as a Lender


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


                       [SIGNATURE PAGE TO EIGHTH AMENDMENT
             TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT]

                                      CREDIT LYONNAIS NEW YORK BRANCH,
                                      as a Managing Agent and as a Lender


                                      By: /s/ ANITA KOC
                                          --------------------------------------
                                      Name:   Anita Koc
                                            ------------------------------------
                                      Title:  Senior Vice President
                                             -----------------------------------


                                      THE BANK OF NOVA SCOTIA,
                                      as a Managing Agent and as a Lender


                                      By: /s/ LIZ HANSON
                                          --------------------------------------
                                      Name:   Liz Hanson
                                            ------------------------------------
                                      Title:  Director
                                             -----------------------------------


                                      NATIONAL CITY BANK,
                                      as a Lender


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as a Lender


                                      By: /s/ RICHARD J. KRESS
                                          --------------------------------------
                                      Name:   Richard J. Kress
                                            ------------------------------------
                                      Title:  First Vice Preisdent
                                             -----------------------------------


                                      WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a
                                      First Union National Bank) as a Lender


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      COMERICA BANK,
                                      as a Lender


                                      By: /s/ WILLIAM S. ROGERS
                                          --------------------------------------
                                      Name:   William S. Rogers
                                            ------------------------------------
                                      Title:  Vice President
                                             -----------------------------------


                       [SIGNATURE PAGE TO EIGHTH AMENDMENT
             TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI,              THE BANK OF TOKYO-MITSUBISHI, LTD.,
LTD., as a Lender                          as a Lender


By: /s/ JOEY POWELL                        By: /s/ JOHN M. MEARNS
    ------------------------------             ---------------------------------
Name:   Joey Powell                        Name:   John M. Mearns
      ----------------------------               -------------------------------
Title:  Officer                            Title:  Vice President & Manager
       ---------------------------                ------------------------------


                                           JPMORGAN CHASE BANK,
                                           as a Lender


                                           By: /s/ MICHAEL D. PICKERD
                                               ---------------------------------
                                           Name:   Michael D. Pickerd
                                                 -------------------------------
                                           Title:  Senior Vice President
                                                  ------------------------------


                                           GUARANTY FEDERAL BANK, F.S.B.,
                                           as a Lender


                                           By: /s/ SCOTT L. BREWER
                                               ---------------------------------
                                           Name:   Scott L. Brewer
                                                 -------------------------------
                                           Title:  VP
                                                  ------------------------------


                                           SUNTRUST BANK, ATLANTA,
                                           as a Lender


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


                                           DEUTSCHE BANK TRUST COMPANY NEW YORK,
                                           as a Lender


                                           By: /s/ ALEXANDER BICI
                                               ---------------------------------
                                           Name: Alexander Bici
                                                 -------------------------------
                                           Title: Vice President
                                                  ------------------------------


                       [SIGNATURE PAGE TO EIGHTH AMENDMENT
             TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT]

                        GUARANTORS' CONSENT AND AGREEMENT


         As an inducement to the Lenders to execute, and in consideration of the Lenders' execution of this Amendment, each of the undersigned hereby consents to this Amendment and agrees that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under their respective Guaranties described in the Credit Agreement executed by the undersigned, or any agreements, documents or instruments executed by any of the undersigned, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and their respective successors and assigns, and shall inure to the benefit of the Lenders, and their respective successors and assigns.

                             ADVANCED TECHNOLOGIES AND INSTALLATION CORPORATION ALLTECK LINE CONTRACTORS (USA), INC.
                             ARBY CONSTRUCTION, INC.
                             AUSTIN TRENCHER, INC.
                             BRADFORD BROTHERS, INC.
                             CCLC, INC.
                             COMMUNICATION MANPOWER, INC.
                             COMPUTAPOLE, INC.
                             CONTI COMMUNICATIONS, INC.
                             CROCE ELECTRIC COMPANY, INC.
                             CROWN FIBER COMMUNICATIONS, INC.
                             DILLARD SMITH CONSTRUCTION COMPANY
                             DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
                             ENVIRONMENTAL PROFESSIONAL ASSOCIATES, LIMITED FIVE POINTS CONSTRUCTION CO.
                             GEM ENGINEERING CO., INC.
                             GOLDEN STATE UTILITY CO.
                             H. L. CHAPMAN PIPELINE CONSTRUCTION, INC.
                             HAINES CONSTRUCTION COMPANY
                             INTERMOUNTAIN ELECTRIC, INC.
                             IRBY CONSTRUCTION COMPANY
                             LINE EQUIPMENT SALES CO., INC.
                             LOGICAL LINK, INC.
                             MANUEL BROS., INC.
                             MEARS GROUP, INC.
                             MEJIA PERSONNEL SERVICES, INC.
                             METRO UNDERGROUND SERVICES, INC.
                             MUSTANG LINE CONTRACTORS, INC.
                             NETWORK COMMUNICATION SERVICES, INC.
                             NETWORK ELECTRIC COMPANY
                             NORTH PACIFIC CONSTRUCTION CO., INC.
                             NORTH SKY COMMUNICATIONS, INC.
                             NORTHERN LINE LAYERS, INC.
                             PAC WEST CONSTRUCTION, INC.
                             PAR ELECTRICAL CONTRACTORS, INC.
                             PARKSIDE SITE & UTILITY COMPANY CORPORATION
                             PARKSIDE UTILITY CONSTRUCTION CORP.
                             P.D.G. ELECTRIC COMPANY
                             POTELCO, INC.



                        GUARANTORS' CONSENT AND AGREEMENT

                             PROFESSIONAL TELECONCEPTS, INC.
                             PROFESSIONAL TELECONCEPTS, INC.
                             PWR FINANCIAL COMPANY
                             QPC, INC.
                             QSI, INC.
                             QUANTA HOLDINGS, INC.
                             QUANTA XXXI ACQUISITION, INC.
                             QUANTA LI ACQUISITION, INC.
                             QUANTA LIV ACQUISITION, INC.
                             QUANTA LVII ACQUISITION, INC.
                             QUANTA LVIII ACQUISITION, INC.
                             QUANTA LIX ACQUISITION, INC.
                             QUANTA LX ACQUISITION, INC.
                             QUANTA LXI ACQUISITION, INC.
                             QUANTA LXII ACQUISITION, INC.
                             QUANTA LXIII ACQUISITION, INC.
                             QUANTA LXIV ACQUISITION, INC.
                             QUANTA LXV ACQUISITION, INC.
                             QUANTA LXVI ACQUISITION, INC.
                             QUANTA LXVII ACQUISITION, INC.
                             QUANTA LXVIII ACQUISITION, INC.
                             QUANTA LXIX ACQUISITION, INC.
                             QUANTA LXX ACQUISITION, INC.
                             QUANTA LXXI ACQUISITION, INC.
                             QUANTA LXXII ACQUISITION, INC.
                             QUANTA LXXIII ACQUISITION, INC.
                             QUANTA UTILITY INSTALLATION CO., INC,
                             R. A. WAFFENSMITH & CO., INC.
                             RANGER FIELD SERVICES, INC.
                             SOUTHEAST PIPELINE CONSTRUCTION, INC.
                             SOUTHWESTERN COMMUNICATIONS, INC.
                             SOUTHWEST TRENCHING COMPANY, INC.
                             SPALJ CONSTRUCTION COMPANY
                             SPECIALTY DRILLING TECHNOLOGY, INC.
                             SUMTER UTILITIES, INC.
                             THE RYAN COMPANY, INC.
                             TOM ALLEN CONSTRUCTION COMPANY
                             TRANS TECH ACQUISITION, INC.
                             TRAWICK CONSTRUCTION COMPANY, INC.
                             TTGP, INC.
                             TTLP, INC.
                             TTM, INC.
                             TXLP, INC.
                             UNDERGROUND CONSTRUCTION CO., INC.
                             UTILCO, INC.
                             VCI TELCOM, INC.


                        GUARANTORS' CONSENT AND AGREEMENT

                                 W.C. COMMUNICATIONS, INC.
                                 W.H.O.M. CORPORATION


                                 By: /s/ DANA GORDON
                                     -------------------------------------------
                                          Dana Gordon, President or Vice
                                          President of each Guarantor


                                 QDE LLC
                                 QUANTA DELAWARE, INC.
                                 QUANTA ASSET MANAGEMENT LLC


                                 By: /s/ LINDA BUBACZ
                                     -------------------------------------------
                                          Linda Bubacz, President


                                 BROWN ENGINEERING, LLC

                                 By:      Ranger Field Services, Inc., Its
                                          Member


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                   Dana Gordon, Vice President


                                 COAST TO COAST, LLC

                                 By: Environmental Professional Associates, Limited, a California corporation, Its Member


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                   Dana Gordon, Vice President


                                 DOT 05, LLC
                                 TJADER, L.L.C.
                                 OKAY CONSTRUCTION COMPANY, LLC

                                 By:      Spalj Construction Company, Its Member


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                   Dana Gordon, Vice President


                        GUARANTORS' CONSENT AND AGREEMENT

                                 LAKE NORMAN PIPELINE, LLC

                                 By:      Bradford Brothers, Inc., Its Member


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                                 MEARS/CPG, LLC
                                 MEARS ENGINEERING, LLC
                                 MEARS/HDD, LLC
                                 MEARS SERVICES, LLC

                                 By: Mears Group, Inc., The Sole Member of each of the foregoing limited liability companies


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                                 S.K.S. PIPELINERS, LLC

                                 By:      Arby Construction, Inc., Its Member


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                                 TNS-VA, LLC

                                 By: Professional Teleconcepts, Inc. (NY), Its Member


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                                 LINECO LEASING, LLC

                                 By:      Mustang Line Contractors, Inc., Its
                                          Sole Member


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                        GUARANTORS' CONSENT AND AGREEMENT

                                 AIRLAN TELECOM SERVICES, L.P.
                                 NORTH HOUSTON POLE LINE, L.P.
                                 LINDSEY ELECTRIC, L.P.
                                 DIGCO UTILITY CONSTRUCTION, L.P.
                                 By:      Mejia Personnel Services, Inc., Its
                                          General Partner


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                                 QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P.
                                 QUANTA ASSOCIATES, L.P.

                                 By:      QSI, Inc., Its General Partner


                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                                 TRANS TECH ELECTRIC, L.P.


                                 By:      TTGP, Inc., Its General Partner

                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                                 PWR NETWORK, LLC


                                 By:      PWR Financial Company, Its Sole Member

                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                                 Q RESOURCES, LLC


                                 By:      Quanta Holdings, Inc.

                                          By: /s/ DANA GORDON
                                              ----------------------------------
                                                  Dana Gordon, Vice President


                        GUARANTORS' CONSENT AND AGREEMENT

                                 QUANTA RECEIVABLES, L.P.


                                 By:      PWR Network, LLC, Its General Partner

                                          By:   PWR Financial Company, Its Sole
                                                Member


                                                By: /s/ DANA GORDON
                                                    ----------------------------
                                                    Dana Gordon, Vice President



                        GUARANTORS' CONSENT AND AGREEMENT

                                   EXHIBIT 6.6

                             COMPLIANCE CERTIFICATE


         Quanta Services, Inc. (the "BORROWER"), the various financial institutions from time to time parties thereto (the "LENDERS"), and NationsBank, N.A. d/b/a Bank of America, N.A., as Agent for the Lenders (in such capacity, the "AGENT"), executed and delivered that certain Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 (as amended, supplemented and restated from time to time, the "CREDIT AGREEMENT"). Any term used but not defined in this Compliance Certificate shall have the meaning given to it in the Credit Agreement.

         The undersigned, solely in his or her capacity as _________________ of the Borrower hereby certifies to the Agent and the Lenders that:

         A. This Compliance Certificate and the attached financial statements are delivered on this ___ day of ____________, _______.

         B. The attached financial statements are (check one) [ ] monthly financial statements dated ________________, [ ] quarterly financial statements dated __________________, [ ] annual financial statements dated _____________________, and fairly present on a consolidated or consolidating basis, as the case may be and as applicable, the balance sheet [,][and] statements of income [ADD THE FOLLOWING FOR QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:, retained earnings and cash flows] of the Borrower and its Subsidiaries covered thereby as of the date thereof and for the period covered thereby, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC for any such financial statements that are monthly or quarterly financial statements, [ADD THE FOLLOWING FOR QUARTERLY REPORTING:, together with a summary of asset dispositions during such period and in the aggregate to date under SECTION 6.16(c), (d) and (e) of the Credit Agreement] [ADD THE FOLLOWING FOR MONTHLY REPORTING:, together with an accounts receivable aging summary, and a status report on (i) the contractual obligations of the Borrower as disclosed to the Agent described in CLAUSE (c)(ii) of the definition of "Permitted Charges", and (ii) the top 20 accounts receivable of the Borrower].

         C. As of the date of the attached and with respect to the Borrower and its Subsidiaries on a consolidated basis, the following (calculated in accordance with the Credit Agreement):

1.  CONSOLIDATED NET WORTH

    a.    CONSOLIDATED NET WORTH                     $
                                                      ---------------
    b.    Starting Consolidated Net Worth (90% of
          Consolidated Net Worth as of
          June 30, 2002 and determined
          without giving effect to any
          adjustments made in accordance
          with SFAS 142)                             $
                                                      ---------------
    c.    75% of positive Consolidated
          Net Income for current fiscal
          quarter commencing July 1, 2002            $
                                                      ---------------
    d.    100% of any equity issuances               $
                                                      ---------------
    e.    Subchapter S distributions                 $
                                                      ---------------
    f.    Permitted Charges (clauses (a)  and (b))   $
                                                      ---------------
    g.    FASB 142 charges (when taken together
          with all other charges previously taken
          in connection with SFAS 142, shall not,
          in the aggregate, exceed $800,000,000)     $
                                                      ---------------
    h.    MINIMUM CONSOLIDATED NET WORTH
          (SUM OF b, d AND d  MINUS e, f, (AND g)

          (Increases in Consolidated Net Worth
          required after June 30, 2002 shall be
          appropriately adjusted to eliminate any
          adverse effects on the Consolidated Net
          Worth of the Borrower occasioned by the
          expensing of Modified Make-Whole Amounts
          (as defined in the Note Purchase
          Agreement) paid pursuant to Section 4.4
          of Amendment No. 1 to the Note Purchase
          Agreement.  The calculation of
          Consolidated Net Worth shall not take
          into consideration the non-cash charges
          related to the Borrower's stock option
          program or stock compensation plan as
          required to be taken pursuant to GAAP.)    $
                                                      ---------------
2.  MINIMUM INTEREST COVERAGE RATIO

    a.    EBIT                                       $
                                                      ---------------
    b.    Consolidated Interest Expense (excluding
          any make-whole payments made in connection
          with asset sales which result in a
          mandatory prepayment on the Senior Notes)  $
                                                      ---------------

    c.    INTEREST COVERAGE RATIO
          (RATIO OF a TO b)                                  to 1.00
                                                     -------
    d.    MINIMUM INTEREST COVERAGE RATIO FOR
          SUCH PERIOD                                        to 1.00
                                                     -------

3.  FUNDED DEBT TO EBITDA RATIO

    a.    FUNDED DEBT (SUM OF i, ii,
          AND iii BELOW)                             $
                                                      ---------------
          i.       Indebtedness for borrowed money   $
                                                      ---------------
          ii.      Reimbursement Obligations         $
                                                      ---------------
          iii.     Capitalized Lease Obligations     $
                                                      ---------------
    b.    EBITDA                                     $
                                                      ---------------
    c.    FUNDED DEBT TO EBITDA RATIO
          (RATIO OF a TO b)                                  to 1.00
                                                     -------
    d.    MAXIMUM FUNDED DEBT TO EBITDA RATIO FOR
          SUCH PERIOD                                        to 1.00
                                                     -------

4.  SENIOR DEBT TO EBITDA RATIO

    a.    Senior Debt                                $
                                                      ---------------
    b.    EBITDA                                     $
                                                      ---------------
    c.    RATIO (RATIO OF a TO b)                            to 1.00
                                                     -------
    d.    MAXIMUM SENIOR DEBT TO EBITDA RATIO FOR
          SUCH PERIOD                                        to 1.00
                                                     -------

5.  MINIMUM ASSET COVERAGE RATIO(1)

    a.    Consolidated Net Accounts                  $
                                                      ---------------
    b.    Consolidated Net PP&E                      $
                                                      ---------------
    c.    CONSOLIDATED NET ASSETS (SUM OF a PLUS b)  $
                                                      ---------------


--------

(1) Minimum Asset Coverage Ratio is tested monthly. All other financial covenants are tested quarterly, or annually in the case of Capital Expenditures.

    d.    Senior Debt                                $
                                                      ---------------
    d.    ASSET COVERAGE RATIO (RATIO OF c TO d)             to 1.00
                                                     -------
    d.    MINIMUM ASSET COVERAGE RATIO FOR
          SUCH PERIOD                                        to 1.00
                                                     -------

6.  CAPITAL EXPENDITURES

    a.    Capital Expenditures for such period       $
                                                      ---------------
    b.    Capital Expenditures fiscal year to date   $
                                                      ---------------
    c.    Portion of Capital Expenditures fiscal
          year to date, if any, in connection
          with outsourcing utility contract equal
          to or greater than $75,000,000 and
          confirmed by the Agent (subset of b)       $
                                                      ---------------
    d.    MAXIMUM CAPITAL EXPENDITURES FOR SUCH
          FISCAL YEAR (SUM OF (i) $50,000,000 FOR
          2002 AND (ii) $60,000,000 FOR 2003 AND
          THEREAFTER, PLUS c)                        $
                                                      ---------------

         D. Attached hereto is back-up documentation (in form reasonably acceptable to the Agent) showing information on a Subsidiary by Subsidiary basis supporting the calculations of the financial covenants contained herein.


         [FOR QUARTERLY AND ANNUAL COMPLIANCE CERTIFICATE INSERT THE FOLLOWING SECTIONS E AND F:]

         E. To the best of my knowledge after due inquiry, all of the representations and warranties contained in the Credit Agreement are true and correct on the date hereof as if made on the date hereof except, (i) to the extent such representation and warranty relates solely to an earlier date in which case it shall have been true and correct as of such earlier date, (ii) as a result of the transactions expressly permitted under the Credit Agreement,
(iii) as previously disclosed to the Lenders or (iv) as to the following matters: [Describe or attach a schedule of all such representations and warranties that are no longer true or correct and, if applicable, what action the Borrower has taken or proposes to take].

                         -----------------------------

                         -----------------------------
                                                      ]
                         -----------------------------

         F. (Check EITHER 1 or 2) To the best of my knowledge after due inquiry:

         [ ] 1. As of the date hereof, no Default or Event of Default has occurred and is continuing.

         [ ] 2. As of the date hereof, no Default or Event of Default has occurred and is continuing except the following matters:
                  [Describe all such Defaults or Events of Default, specifying the nature, duration and status thereof and what action the Borrower has taken or proposes to take with respect thereto].

Date:                  ,      .
       ---------------   -----
                                            QUANTA SERVICES, INC.


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------